UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

Seadrill Partners LLC

(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

13th Floor, One America Square, 17 Crosswall

London, EC3N 2LB, United Kingdom

(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Units representing limited liability company interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-184023

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common units representing limited liability company interests in Seadrill Partners LLC (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Operating Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-184023), and as initially filed with the Securities and Exchange Commission on September 21, 2012. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission

Exhibit No.	Description

1	Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-184023), initially filed with the Securities and Exchange Commission on September 21, 2012 (incorporated herein by reference).

2	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-184023)).

3	Form of First Amended and Restated Limited Liability Company Agreement of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-184023)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SEADRILL PARTNERS LLC

By:	/s/ Graham Robjohns
Graham Robjohns
Chief Executive Officer

Date: October 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

1	Registrant’s Registration Statement on Form F-1, as may be amended (Registration No. 333-184023), initially filed with the Securities and Exchange Commission on September 21, 2012 (incorporated herein by reference).

2	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-184023)).

3	Form of First Amended and Restated Limited Liability Company Agreement of the Registrant (included as Appendix A to the prospectus and including a specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-184023)).